Exhibit 99.1

ClearOne Reports Second Quarter 2017 Financial Results

●	Increases Video Products Revenue 25% Year-over-Year
●	Gains traction with new Converge Pro 2 platform
●	Gross margin improves from 57% in Q1 to 59% in Q2
●	Receives industry recognition at InfoComm 2017

SALT LAKE CITY, UTAH – Aug. 9, 2017 – ClearOne (NASDAQ: CLRO), a global provider of audio and visual communication solutions, reported financial results for the three months and six months ended June 30, 2017.

“Our major product transition continued to impact the company resulting in a disappointing second quarter, notwithstanding the 34% sequential increase in revenues in Q2 from the new Converge® Pro 2 (CP2), which with our Beamforming Microphone Array 2 is our next generation conferencing platform,” said Zee Hakimoglu, president and chief executive officer. “CP2 platform is taking longer than previous product ramps and extending the normal sales-cycle because of infringing activities and the additional training needed by AV consultants, integrators and large end-customers on significant changes between platforms, including new architecture, scalability, interoperability and user interfaces. At the end of Q1, we completed implementation of important software feature upgrades, enabling us to introduce the new platform to AV consultants to specify for future large-scale projects. We are making good progress with our AV practitioner channel partners for design/build projects and secured wins with well-known, leading companies. Along with sequential growth of the new platform, Q2 positives included video revenue growing 25% year-over-year and gross margins improving from 57% in Q1 to 59% in Q2.

“Over the last several years, we have launched new products building upon our core base in pro AV and establishing a complete value chain including professional microphones, video collaboration, and networked audio video streaming. Frequently recognized by the industry, in June we received three prestigious ‘Best of Show’ awards at InfoComm. During the quarter, we were awarded three new patents, one of which was our innovative patent on a system and method involving the combination of echo cancellation, beamforming microphone arrays, and smart beam selection—the technology underpinning the ‘acoustic intelligence’ of our ground-breaking Beamforming Microphone Array. We continued to take the necessary steps to enforce this strategic patent to remedy having to compete against our own patented technology, and to defend the validity of our patents.

“Our fundamentals are strong as a result of our award-winning product set, efficient operations and strong balance sheet. As we further our revenue expansion with CP2 platform and video, we expect to close the profitability gap. In addition, we continue to create shareholder value through our on-going repurchase program and dividend plan,” concluded Hakimoglu.

2017 InfoComm Awards

InfoComm International®, the association representing the professional audiovisual and information communications industries worldwide, hosts the largest trade show of the industry.

●	AV Technology InfoComm 2017 Best of Show Award for ClearOne® VIEW® Pro 4K IP-based, Multimedia Networked AV Streaming Solution

●	rAVe ProAV Edition’s Best of InfoComm 2017 Award: Best AV over IP Product for ClearOne® VIEW® Pro 4K IP Products

●	SOUND&VIDEO CONTRACTOR (SVC) Best of InfoComm 2017 award for COLLABORATE® Versa™ 150

Financial Summary

The Company uses certain non-GAAP financial measures and reconciles those to GAAP measures in the attached tables.

●	Q2 2017 revenue was $10.3 million, compared to $12.0 million in Q2 2016 and $11.7 million in Q1 2017. The year-over-year decrease reflects continuing transition to the next generation professional audio conferencing platform and the price reductions to corresponding legacy products. Sequential revenue drop was caused by the reduction in revenues from legacy Converge Pro 1 platform at a rate higher than the increase in revenues from the new Converge Pro 2 platform. This trend is expected to reverse when the transition is complete.

●	GAAP gross profit in Q2 2017 was $6.1 million, compared to $7.7 million in Q2 2016 and $6.7 million in Q1 2017. GAAP gross profit margin was 59% in Q2 2017, compared to 64% in Q2 2016 and 57% in Q1 2017. Non-GAAP gross profit margin was 59% in Q2 2017, compared to 64% in Q2 2016 and 57% in Q1 2017. Year-over-year and sequentially the product mix was still heavily weighted toward the lower margin, legacy Converge Pro 1, impacting both GAAP and non-GAAP gross profit margin.

●	Operating expenses in Q2 2017 were $7.2 million, compared to $6.3 million in Q2 2016 and $7.2 million in Q1 2017. The majority of the increase over Q2 2016 is attributable to litigation, primarily related to the patent lawsuit.

●	Net loss in Q2 2017 was $0.8 million, or $0.09 per diluted share, compared to net income of $1.0 million, or $0.10 per diluted share, in Q2 2016 and net loss of $0.5 million, or $0.05 per diluted share, in Q1 2017.

●	Non-GAAP net loss was $0.1 million, or $0.01 per diluted share, in Q2 2017, compared to non-GAAP net income of $1.4 million, or $0.15 per diluted share, in Q2 2016, and non-GAAP net income of $0.1 million, or $0.02 per diluted share, in Q1 2017.

($ in 000, except per share)	Three months ended June 30,			Six months ended June 30,
	2017	2016	Change	2017	2016	Change
GAAP
Revenue	$10,311	$11,966	-14%	$21,989	$24,999	-12%
Gross Profit	6,069	7,664	-21%	12,747	16,129	-21%
Operating Income (Loss)	(1,109)	1,320	-184%	(1,635)	3,293	-150%
Net Income (Loss)	(820)	955	-186%	(1,288)	2,323	-155%
Earnings (Loss) Per Share (Diluted)	(0.09)	0.10	-190%	(0.15)	0.24	-163%
Non-GAAP
Non-GAAP Gross Profit	$6,075	$7,671	-21%	$12,761	$16,140	-21%
Non-GAAP Operating Income	136	1,941	-93%	502	4,462	-89%
Non-GAAP Net Income (Loss)	(102)	1,405	-107%	47	3,161	-99%
Non-GAAP Adjusted EBITDA	365	2,206	-83%	999	4,981	-80%
Non-GAAP Earnings (Loss) per share (Diluted)	(0.01)	0.15	-107%	0.01	0.33	-98%

Balance Sheet Highlights

At June 30, 2017, cash, cash equivalents and investments were $29.2 million, as compared with $38.5 million at December 31, 2016. A significant portion of this decrease can be attributed to legal expenses, share repurchases, dividend payments and higher investment in inventory related to the Converge Pro 2 platform and wireless microphones which is expected to flow back into cash in the near term. The Company continued to have no debt.

During Q2 of 2017, the Company paid a cash dividend of $0.07 per share and repurchased approximately 215,000 shares amounting to $2.1 million. As of June 30, 2017, the Company has acquired approximately 836,000 shares amounting to $9.2 million since this program commenced in March 2016 and was renewed and extended by the board in March 2017. The Company intends to continue to repurchase shares of its common stock under this program in the open market, subject to price, volume and other safe harbor restrictions. The Company also announced on August 7, 2017 a cash dividend of $0.07 per share for Q3 2017.

Conference Call Information

ClearOne senior management will host an investor conference call today, August 9th at 11:30 a.m. Eastern Time to review the company’s financial results. The conference call will be available to interested parties by dialing +1- 877-369-6586 (domestic) or +1- 253-237-1165 (international). The conference ID is 60167958. The call will also be available through a live, listen-only audio Internet broadcast at http://investors.clearone.com/events.cfm. For those who are not available to listen to the live broadcast, the call will be archived on the same web site for at least three months.

About ClearOne

ClearOne is a global company that designs, develops and sells conferencing, collaboration, and network streaming & signage solutions for voice and visual communications. The performance and simplicity of its advanced comprehensive solutions offer unprecedented levels of functionality, reliability and scalability. More information about the Company can be found at www.clearone.com.

Non-GAAP Financial Measures

To supplement our consolidated financial statements presented on a GAAP basis, ClearOne uses non-GAAP measures of gross profit, operating income (loss), net income (loss), adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) and net income (loss) per share, which are adjusted to exclude certain costs, expenses, gains and losses we believe appropriate to enhance an overall understanding of our past financial performance from period to period and also our prospects for the future. These adjustments to our current period GAAP results are made with the intent of providing both management and investors a more complete understanding of ClearOne’s underlying operational results and trends and our marketplace performance. The non-GAAP results are an indication of our baseline performance before certain gains, losses, or other charges that are considered by management to be outside of our core operating results. In addition, these adjusted non-GAAP results are among the primary indicators management uses as a basis for our planning and forecasting of future periods. The presentation of this additional non-GAAP financial information is not meant to be considered in isolation or as a substitute for gross profit, operating income (loss), net income (loss), income (loss) per share or other financial measures prepared in accordance with GAAP. There are limitations to the use of non-GAAP financial measures. Other companies, including companies in ClearOne’s industry, may calculate non-GAAP financial measures differently than ClearOne does, limiting the usefulness of those measures for comparative purposes. A detailed reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures is included with this release below.

Forward Looking Statements

This release contains “forward-looking” statements that are based on present circumstances and on ClearOne’s predictions with respect to events that have not occurred, that may not occur, or that may occur with different consequences and timing than those now assumed or anticipated. Such forward-looking statements and any statements of the plans and objectives of management for future operations and forecasts of future growth and value, are not guarantees of future performance or results and involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements. Such forward-looking statements are made only as of the date of this release and ClearOne assumes no obligation to update forward-looking statements to reflect subsequent events or circumstances. Readers should not place undue reliance on these forward-looking statements. The information in this press release should be read in conjunction with, and is modified in its entirety by, the Annual Report on Form 10-K (the “10-K”) filed by the Company for the same period with the Securities and Exchange Commission (the “SEC”) and all of the Company’s other public filings with the SEC (the “Public Filings”). In particular, the financial information contained herein is subject to and qualified by reference to the financial statements contained in the 10-K, the footnotes thereto and the limitations set forth therein. Investors may not rely on the press release without reference to the 10-K and the Public Filings.

Contact:

Investor Relations

801-975-7200

investor_relations@clearone.com

http://investors.clearone.com

CLEARONE, INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in thousands, except par value)

	As at
	June 30, 2017	December 31, 2016
ASSETS
Current assets:
Cash and cash equivalents	$3,367	$12,100
Marketable securities	6,147	5,030
Receivables, net of allowance for doubtful accounts of $200 and $187, respectively	7,213	7,461
Inventories, net	17,099	11,377
Distributor channel inventories	1,511	1,530
Prepaid expenses and other assets	3,280	2,642
Total current assets	38,617	40,140
Long-term marketable securities	19,726	21,365
Long-term inventories, net	1,707	1,664
Property and equipment, net	1,609	1,513
Intangibles, net	5,337	5,677
Goodwill	12,724	12,724
Deferred income taxes	4,654	4,654
Other assets	369	387
Total assets	$84,743	$88,124
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$4,979	$3,545
Accrued liabilities	2,169	1,894
Deferred product revenue	3,805	3,882
Total current liabilities	10,953	9,321
Deferred rent	60	103
Other long-term liabilities	1,286	1,251
Total liabilities	12,299	10,675

Shareholders’ equity:
Common stock, par value $0.001, 50,000,000 shares authorized, 8,548,716 and 8,812,644 shares issued and outstanding	9	9
Additional paid-in capital	47,091	46,669
Accumulated other comprehensive income (loss)	(83)	(205)
Retained earnings	25,427	30,976
Total shareholders’ equity	72,444	77,449
Total liabilities and shareholders’ equity	$84,743	$88,124

CLEARONE, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in thousands, except per share values)

	Three months ended June 30,		Six months ended June 30,
	2017	2016	2017	2016
Revenue	$10,311	$11,966	$21,989	$24,999
Cost of goods sold	4,242	4,302	9,242	8,870
Gross profit	6,069	7,664	12,747	16,129

Operating expenses:
Sales and marketing	2,646	2,681	5,387	5,306
Research and product development	2,322	2,096	4,679	4,365
General and administrative	2,210	1,567	4,316	3,165
Total operating expenses	7,178	6,344	14,382	12,836

Operating income (loss)	(1,109)	1,320	(1,635)	3,293

Other income, net	84	84	186	95
Income (loss) before income taxes	(1,025)	1,404	(1,449)	3,387
Provision for (benefit from) income taxes	(205)	449	(161)	1,064
Net income (loss)	$(820)	$955	$(1,288)	$2,323

Basic weighted average shares outstanding	8,638,091	9,112,613	8,702,743	9,154,568
Diluted weighted average shares outstanding	8,638,091	9,362,037	8,702,743	9,512,559

Basic earnings (loss) per common share	$(0.09)	$0.10	$(0.15)	$0.25
Diluted earnings (loss) per common share	$(0.09)	$0.10	$(0.15)	$0.24

Net income (loss)	(820)	955	(1,288)	2,323

Comprehensive income:
Unrealized gain on available-for-sale securities, net of tax	20	97	58	218
Change in foreign currency translation adjustment	52	(20)	64	13
Comprehensive income (loss)	(748)	1,032	(1,166)	2,554

CLEARONE, INC.

UNAUDITED RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES

(Dollars in thousands, except per share values)

	Three months ended June 30,		Six months ended June 30,
	2017	2016	2017	2016
GAAP gross profit	$6,069	$7,664	$12,747	$16,129
Stock-based compensation	7	7	14	11
Non-GAAP gross profit	$6,076	$7,671	$12,761	$16,140

GAAP operating income (loss)	$(1,109)	$1,320	$(1,635)	$3,293
Stock-based compensation	169	171	340	319
Amortization of intangibles	231	286	468	576
Legal expenses, acquisition expenses, re-audit expenses, restructuring expenses, etc. not related to regular operations	845	163	1,329	274
Non-GAAP operating income	$136	$1,940	$502	$4,462

GAAP net income (loss)	$(820)	$955	$(1,288)	$2,323
Stock-based compensation	169	171	340	319
Amortization of intangibles	231	286	468	576
Legal expenses, acquisition expenses, re-audit expenses, restructuring expenses, etc. not related to regular operations	845	163	1,329	274
Loss on disposal of assets related to wireless microphones manufacturing	-	4	-	53
Tax effect of non-GAAP adjustments	(527)	(174)	(802)	(384)
Non-GAAP net income (loss)	$(102)	$1,405	$47	$3,161

GAAP net income (loss)	$(820)	$955	$(1,288)	$2,323
Number of shares used in computing GAAP income per share (diluted)	8,638,091	9,362,037	8,702,743	9,512,559
GAAP income (loss) per share (diluted)	$(0.09)	$0.10	$(0.15)	$0.24
Non-GAAP net income (loss)	$(102)	$1,405	$47	$3,161
Number of shares used in computing Non-GAAP income per share (diluted)	8,638,091	9,362,037	8,702,743	9,512,559
Non-GAAP income (loss) per share (diluted)	$(0.01)	$0.15	$0.01	$0.33

GAAP total net income (loss)	$(820)	$955	$(1,288)	$2,323
Stock-based compensation	169	171	340	319
Depreciation	145	178	311	372
Amortization of intangibles	231	286	468	576
Legal expenses, acquisition expenses, re-audit expenses, restructuring expenses, etc. not related to regular operations	845	163	1,329	274
Loss on disposal of assets related to wireless microphones manufacturing	-	4	-	53
Provision for (benefit from) income taxes	(205)	449	(161)	1,064
Non-GAAP Adjusted EBITDA	$365	$2,206	$999	$4,981